                                HARSCO EUROPA BV
                                    as Issuer

                                       and

                               HARSCO CORPORATION
                                  as Guarantor


                                       and

             BANQUE BRUXELLES LAMBERT S.A./BANK BRUSSEL LAMBERT N.V.
                                    as Agent



                              =====================



                          DOMICILIARY AGENCY AGREEMENT

                               September 25, 1996



                              =====================



                         PROGRAMME OF BEF 3,000,000,000

                     BILLETS DE TRESORERIE/THESAURIEBEWIJZEN


                  unconditionally and irrevocably guaranteed by

                               HARSCO CORPORATION

                          DOMICILIARY AGENCY AGREEMENT



Dated as of September 25, 1996



BETWEEN


HARSCO EUROPA BV (the "Issuer") , having its registered office at
Wenckebachstraat 1, 1951 JZ Velsen, The Netherlands

and


HARSCO CORPORATION (the "Guarantor"), having its registered office at 350 Poplar Church Road, Camp Hill, PA 17001, U.S.A.

                                                                on the one hand,


AND


BANQUE BRUXELLES LAMBERT S.A./BANK BRUSSEL LAMBERT N.V. ("BBL" or the "Agent"), having its registered office at Avenue Marnix 24, B - 1000 Brussels on the other hand,




WHEREAS,

the Issuer, pursuant to a decision of its Board of Directors dated July 15, 1996, has established a programme for the issue of Billets de Tresorerie dematerialises/gedematerialiseerde Thesaurie-bewijzen denominated in Belgian francs ("BEF"), in any other O.E.C.D. currency or in ECU subject to the terms and conditions of the BTB's, substantially in the form of the Standard Terms and according to the Law of July 22, 1991, as amended and the Royal Decree of October 14, 1991, as amended;


WHEREAS,

Banque Nationale de Belgique S.A./Nationale Bank van Belgie N.V., the Issuer and the Agent will execute an agreement in relation to the clearing of the BTB's to be issued by the Issuer, substantially in the form annexed hereto;


WHEREAS,

the BTB's will be unconditionally and irrevocably guaranteed by Harsco Corporation as to all payments due under the BTB's, pursuant to a decision of its Board of Directors dated June 25, 1996;

IT HAS BEEN AGREED AS FOLLOWS :


1.     DEFINITIONS

       For the purpose of this Agreement, the following terms shall have the following meanings :

       AGENT : the domiciliary agent, BBL.

       AGREEMENTS : this Domiciliary Agency Agreement, the Clearing Agreement, the Dealer Agreement and the Standard Terms of the BTB's.

       BTB'S : Billets de Tresorerie dematerialises/gedematerialiseerde Thesauriebewijzen issued under the Programme, with terms and conditions substantially set out in the Standard Terms and in accordance with the Law and the Royal Decree.

       BUSINESS DAY : any day on which banks, clearing systems and foreign exchange markets are open for business in Brussels where BEF is concerned; where ECU is concerned, a day on which settlement of ECU transactions can be effected on the ECU interbank market and in Brussels; where other currencies are concerned, in Brussels and in the principal financial centre of the country of the currency in which the BTB's are denominated.

       CLEARING AGREEMENT : the agreement between the Issuer, the Domiciliary Agent and BNB/NBB relating to the clearing of the BTB's dated September 25, 1996 (the free English translation of which is annexed to this Agreement).

       DEALER : BBL.

       DEALER AGREEMENT : the agreement between BBL as Dealer, the Issuer and the Guarantor relating to the issue of its BTB's, dated September 25, 1996.

       DOMICILIARY AGENCY AGREEMENT : the present domiciliary agency agreement.

       DOMICILIARY AGENT : BBL.

       GUARANTEE : the unconditional and irrevocable guarantee relating to all payments due under the BTB's, issued by the Guarantor and set out in the Prospectus.

       GUARANTOR : Harsco Corporation

       ISSUER : Harsco Europa BV

       LAW : Belgian law of July 22, 1991 relating to billets de tresorerie et certificats de depot/ thesauriebewijzen en depositobewijzen, as amended.

       PROGRAMME : the programme of BEF 3,000,000,000 BTB's set up by the Issuer.

       PROSPECTUS : the prospectus of the programme, as approved by the Commission bancaire et financiere/Commissie voor het Bank-en Financiewezen.

       ROYAL DECREE : Belgian royal decree of October 14, 1991 relating to billets de tresorerie et certificats de depot/thesauriebewijzen en depositobewijzen, as amended.

       SETTLEMENT DATE : date on which an issue of or a transaction on BTB's is settled in the clearing system of BNB/NBB.

       STANDARD TERMS : the terms and conditions to which each BTB issued under the Programme will be subject, as set forth in the Prospectus.

2.     AGENCY

       The Issuer and the Guarantor hereby appoint BBL as domiciliary agent with respect to the BTB's issued under the Programme in accordance with the Clearing Agreement. The undertakings on the part of the Issuer pursuant to the Clearing Agreement are executed directly by the Agent, acting in its capacity as agent, it being understood that, in performing such functions, the Agent acts solely as agent of the Issuer and of the Guarantor and it does not assume any obligation, relationship of agency, trust or other responsibility towards the holders of the BTB's.

       All amounts held by the Agent relating to the BTB's shall be held for the benefit of the Issuer.

      The Agent shall act in accordance with good banking practices.

       The Agent shall incur no liability for or in respect of any action taken, omitted to be taken or anything suffered by it relying upon any transfer, notice, consent, certificate, affidavit, statement or other paper or document, reasonably and according to good banking practices believed by it to be genuine and to have been signed by the authorised parties.


3.     MAXIMUM AMOUNT

       The aggregate principal amount of the BTB's issued at any time and outstanding under the Programme will not exceed BEF 3,000,000,000.

       The Issuer undertakes to respect the maximum amount at all times and shall, for that purpose, keep a record of all outstanding BTB's. Should the maximum amount be exceeded, one or more BTB's shall be cancelled in order to reduce the outstanding amount to less than BEF 3,000,000,000.


4.     ISSUE PROCEDURE

       Upon receipt of the Issuer's confirmation form, the Agent shall take the necessary measures for the creation of the BTB's and for the payment of the proceeds thereof to the Issuer.

       Upon payment of the proceeds of the BTB's, in accordance with the procedure as set out in the Clearing Agreement, the account of the Issuer shall be credited by the Agent in this quality in due time, i.e. in same-day funds value the Settlement Date, according to the instructions given by the Issuer.


5.     PROCEDURE FOR REDEMPTION AND PAYMENT OF INTERESTS

       The Issuer or, failing the Issuer, the Guarantor hereby agrees that any amount for redemption and/or payment of interests on the BTB's in BEF and in ECU, will be automatically debited by the Agent from the Issuer's account held with the Agent or, failing the Issuer, the Guarantor will transfer the amount on the due date on the Issuer's account.

       Accordingly, the Issuer or, failing the Issuer, the Guarantor shall credit its account with the Agent, in due time, i.e. in same-day funds value the maturity date and/or the interest payment date of any BTB's with the amount due.

       Not later than noon (Brussels time) one Business Day prior to each maturity date or interest payment date with respect to any BTB's in BEF and in ECU, the Issuer or, as the case may be, the Guarantor shall evidence the transfer of all such funds to the Agent. The Agent shall notify the Issuer or, as the case may be, the Guarantor not later than
       2.00 p.m. the same day, if it has not received such evidence.

       For BTB's issued in any other O.E.C.D. currency than BEF and ECU, the above mentioned procedure will apply in relation to currencies for which the Issuer and/or the Guarantor has an account with BBL.

       For BTB's issued in any other O.E.C.D. currency than BEF and ECU, the Issuer or, failing the Issuer, the Guarantor shall transfer to the Agent for value not later than each due date the necessary funds in the relevant currency for the redemption of and/or the payment of interest on the BTB's on that due date. Not later than two Business Days prior to each due date with respect to the BTB's, the Issuer or the Guarantor, as the case may be, shall confirm, or cause to be confirmed by its correspondent bank, to the Agent that it has given irrevocable instructions for the transfer of all such funds and the name and account of the bank through which such transfer is being made. The Agent shall promptly notify the Issuer or the Guarantor, as the case may be, if it has not received such confirmation by 2.00 p.m. two Business Days prior to any due date.

       Should the latter be the case, the Agent will actively search, with persons designated by the Issuer or, as the case may be, the Guarantor, for any possible corrective measures. If no such corrective measures can be implemented before 4.00 p.m. one Business Day before the due date, the Agent shall be authorised to stop all settlements in the clearing system of BNB/NBB.


6.     OBLIGATIONS REGARDING THE PROSPECTUS

       The Issuer shall (i) prepare any document which, according to the Law and to the Royal Decree, forms an integral part of the Prospectus and (ii) after having received the prior approval of the Commission bancaire et financiere/Commissie voor het Bank- en Financiewezen, make the Prospectus available to the Agent.

       The Agent shall (i) make the Prospectus or these documents available, without delay, to BNB/NBB and (ii) make the Prospectus available without delay to whomsoever may require.


7.     NO IMPLIED OBLIGATIONS

       The Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which is not assured to it within a reasonable time.

       The Agent shall not be responsible for the use of the proceeds of the BTB's by the Issuer and/or the Guarantor.

       The Agent shall not be liable for any action taken, suffered or omitted to be taken, provided that the Agent has acted in good faith, in accordance with this Agreement and according to good banking practices.


8.     PURCHASE

       In case of purchase by the Issuer on the secondary market of any issued BTB's, it shall promptly inform the Agent, which shall in turn inform BNB/NBB. Purchased BTB's shall immediately be cancelled by BNB/NBB.

       The Agent may purchase, or acquire any interest in, the BTB's, with the same rights that it would have if it were not the Agent hereunder, and may engage or be interested in any financial or other transaction with the Issuer, the Guarantor and the Dealer.

9.     FEES AND EXPENSES

       (a) The Agent will be entitled to the following fees :

            (1) an agency fee of BEF 15,000 payable annually in arrears and for the first time one year after the date of this Domiciliary Agreement. This fee shall be automatically debited from the Issuer's account held with the Agent. The Agent will notify the Issuer at least 5 days preceding such debit.

            (2) a transaction fee of 0.065/ooper annum, with a minimum of BEF 1,000. The transaction fee is calculated per issue of BTB's pro rata temporis of the time the BTB is outstanding, with the above minimum per Issuer's drawdown, and includes :

                 (i)   code ISIN (BEF 325, VAT excluded);
                 (ii)  notification to BNB/NBB (BEF 100, VAT excluded);
                 (iii) cost for the clearing of the BNB/NBB (0.03 /oo for BTB's issued in BEF or in ECU and 0.02 /oo for BTB's issued in other currencies, as specified in article 6 of the Clearing Agreement).

            (3)  for each interests payment, a fee of BEF 500;

            The fees under (2) and (3) will be automatically debited from the Issuer's account on the first Business Day of the month following the redemption of the BTB or the interest payment, respectively. For BTB's issued in any other currency than BEF, the equivalent of the above fees will be calculated as set out in the Clearing Agreement.

       (b) BBL, in its capacity as arranger of the Programme, shall be entitled to an arrangement fee as agreed in a separate letter.

       (c) The Issuer and/or the Guarantor will bear any other costs or fees charged by any relevant clearing organisation (excluding BNB/NBB) in relation with any issue of BTB's, denominated in currencies other than BEF.

       (d) The Issuer and the Guarantor will bear the costs of the notices given in accordance with "Notices" in the Standard Terms.


10.    CONDITIONS PRECEDENT

       Before the Issuer makes its first request to issue the BTB's, the Agent should have received the following documents :

       (a) a copy (certified by an authorised officer of the Issuer) of the Board Resolution of the Issuer approving the issue of the BTB's and authorising its appropriate officers to execute the Prospectus and the other agreements relating thereto together with specimen signatures of such officers;

       (b) an original copy of the Guarantee duly executed on behalf of the Guarantor;

       (c) a copy (certified by an authorised officer of the Guarantor) of the Board Resolution of the Guarantor approving the issue of the Guarantee to the Programme and authorising its appropriate officers to execute the Guarantee and this Agreement, together with specimen signatures of such officers;

       (d) an authorised signatory list of persons entitled to act on behalf of the Issuer and the Guarantor;

       (e) the approval of the Prospectus by the Commission bancaire et financiere/Commissie voor het Bank- en Financiewezen;

       (f) a copy of the Prospectus and any other agreement relating to the Programme duly executed by the parties thereto.


11.    TERMINATION

       This Agreement may be terminated by the Issuer or the Agent upon notice of at least 30 Business Days. Upon termination of this Agreement, the Issuer shall appoint another financial institution as successor domiciliary agent, pursuant to article 1.2. of the Clearing Agreement. In such case, this Agreement shall remain in full force and effect with respect to the then outstanding BTB's. Any change of domiciliary agent shall be notified to BTB holders upon at least 15 days' notice.


12.    APPLICABLE LAW

       This Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Belgium and any dispute in relation therewith will be subject to the jurisdiction of the courts of Brussels, Belgium, to which the Issuer and the Guarantor irrevocably submit.


13.    NOTICES

       Notices relating to this Agreement will start with the following reference "Billets de Tresorerie/Thesauriebewijzen" and should be addressed to :

       -    for the Issuer
            Harsco Europa BV
            Wenckebachstraat 1
            1951 JZ Velsen (Netherlands)
            Attention : Ralph Mandemaker

       -    for the Guarantor
            Harsco Corporation
            350 Poplar Church Road
            Camp Hill
            PA 17001 (U.S.A.)
            Attention : Barry Sullivan

       -    for the Agent
            Banque Bruxelles Lambert S.A./Bank Brussel Lambert N.V. Avenue Marnix 24
            B - 1000 Brussels (Belgium)
            Attention : Mr Michel Cassiman - Arbitrage

       Each notice or instruction hereunder shall be made in writing, by mail, or by facsimile (thereafter confirmed by mail).

       If the Agent shall receive any notice or demand addressed to the Issuer or the Guarantor by the holder of any BTB's, the Agent shall promptly forward such notice or demand to the Issuer or the Guarantor. The Agent will give notice to the holder of any BTB's to the extent required by the Standard Terms, pursuant to written instructions of the Issuer or the Guarantor.

This present Agreement is executed in 3 original copies, of which each party hereto acknowledges having received one.





For the Issuer
HARSCO EUROPA BV


By :  /s/ Graham T. Goulding                   By : /s/ Barry M. Sullivan




For the Guarantor
HARSCO CORPORATION


By :  /s/ Barry M. Sullivan                    By :




For the Agent
BANQUE BRUXELLES LAMBERT S.A./BANK BRUSSEL LAMBERT N.V.


By :  /s/                                      By :  /s/

            AGREEMENT FOR CLEARING SERVICES REGARDING DEMATERIALIZED
                     BILLETS DE TRESORERIE/THESAURIEBEWIJZEN
                   AND DEMATERIALIZED CERTIFICATES OF DEPOSIT

                               (free translation)




Between

Banque Nationale de Belgique S.A./Nationale Bank van Belgie N.V. whose registered office is located at Boulevard de Berlaimont 5, B - 1000 Brussels, represented for the purposes of this agreement by hereinafter referred to as "the Bank",
and

Harsco Europa BV whose registered office is located at Wenckebachstraat 1, 1951 JZ Velsen, The Netherlands, represented for the purposes of this agreement by hereinafter referred to as "the Issuer",

and

Banque Bruxelles Lambert S.A./Bank Brussel Lambert N.V. whose registered office is located at Avenue Marnix 24, B - 1000 Brussels, represented for the purposes of this agreement by hereinafter referred to as "the domiciliary agent",



THE FOLLOWING HAS BEEN AGREED :


1.     PURPOSE

       (a) The Issuer grants to the Bank, who accepts, the clearing services for the dematerialized depositary certificates or the dematerialized commercial paper (Billets de Tresorerie/ Thesauriebewijzen) denominated in Belgian francs or foreign currencies, with the exception of securities denominated in ECU which it issues and which are governed by the Law of July 22, 1991 (hereinafter referred to as "the law"), as amended by the law of August 6, 1993 pertaining to operations involving certain Securities.

       (b) In the case of the issue of Billets de Tresorerie/Thesauriebewijzen, the Issuer shall sign a domiciliary agency agreement with a direct participant in the clearing system of the Bank (hereinafter referred to as "the clearing"). The Domiciliary Agency Agreement shall not be required when the Issuer is itself a direct participant in the clearing.

            The domiciliary agent shall expressly undertake to observe the procedure laid down by this agreement.

            The commitments on the part of the Issuer, established by this agreement, shall be executed directly by the domiciliary agent in its capacity as authorized agent of the Issuer.

            If another domiciliary agent is chosen, the Issuer must inform the Bank in writing of such change. A side letter to this agreement shall then be drawn up with the new domiciliary agent.

            In any case, a change of domiciliary agent shall only become effective for issues after the date of notification of the change and for securities that are identified by ISIN codes different from those allocated to securities issued prior to the change of domiciliary agent.

            For issues preceding the change of domiciliary agent, the initial domiciliary agent remains entirely bound to his commitments under the present agreement.

            The initial domiciliary agent shall remain fully liable for all commitments resulting from this agreement in the case of issues prior to the change of domiciliary agent.


2.     DOCUMENTS TO BE FORWARDED TO THE CLEARING

       (a) At least two days before the beginning of an issuing Programme, or in the case of the documents referred to under (4) below, as soon as they are made public, the Issuer submits the following documents to the clearing :

            (1) the contractual conditions of the issue, and in the case of Billets de Tresorerie/ Thesauriebewijzen, the prospectus together with its additional information, up-dates and annexes, any other documents required by the law and its royal decrees, as well as, in general, any other document intended to investors,

            (2) in the case of Billets de Tresorerie/Thesauriebewijzen, the banking and finance Commission's letter approving the issue of the Billets de Tresorerie/Thesaurie-bewijzen,

            (3)   the specific features of each category of Securities, i.e. :

                  - the Programme under which the issue shall take place (reference to the date of approval of the prospectus by the banking and finance Commission);

                  -  any other feature of the Securities,

            (4) the annexes and up-dates of the prospectus, the reports and charts of activities and the half-yearly results required of Issuers of Billets de Tresorerie/ Thesaurie-bewijzen by article 2 and by article 5 Section 2 of the law and by article 22 of the royal decree of October 14, 1991 pertaining to the implementation of the law of July 22, 1991, or the last half-yearly report published in accordance with the provisions of the Royal Decree of September 18, 1990 concerning obligations linked to the admission of Securities to listing on a public stock exchange of the Kingdom.

       (b) The submission of the documents mentioned in 2.1. is intended solely to inform the Bank and its clearing of the issue conditions and the rights attached to the Securities. It does not relieve the Issuer of the duty of informing investors in accordance with the legal and statutory requirements. The clearing shall inform its participants of the entry into its system of each new category of Securities and the rights attached to the Securities.


3.     EXECUTION OF THE ISSUE

       (a) The Issuer shall inform the clearing by 12.00 noon at the latest on the settlement of subscription for Securities denominated in Belgian Francs, and by 12.00 noon on the business day preceding the settlement date for Securities denominated in foreign currencies, with the exception of Securities denominated in ECU :

            - the ISIN code allocated to the Securities and the currency of issue;

            - the nominal amount of Securities actually subscribed which is to be registered to the Securities account;

            -  the subscription price and the redemption price;

            -  the settlement date and the redemption date;

            - the interest rate and, where appropriate, the yield of the Securities in order to determine the income generated by the said Securities in accordance with articles 8 and 9 of the royal decree of May 26, 1994 relating to the levy and payment of the withholding tax in accordance with chapter 1 of the law of August 6, 1993 pertaining to operations involving certain Securities;

            -  the terms of payment for the interest.

            For Securities with floating rate interest the information referred to in the last two items must be communicated not later than at
            12.00 noon of the first business day of each interest period.

            Upon receipt of the information referred to in paragraph 1, the clearing shall inform, where appropriate, the Issuer or its domiciliary agent that the issue scheduled leads to a surpassing of the authorized amount for the Programme in the issue prospectus. To this end, the exchange value in Belgian francs of the various issues under the multicurrency Programmes shall be calculated on the basis of the latest indicative exchange rates published by the Banque Nationale de Belgique S.A./Nationale Bank van Belgie N.V. for the foreign currencies concerned.

            The Bank may in no way be held liable with regard to the Issuer, the domiciliary agent or any other third party as a result of the booking to the account of the securities mentioned in the communication of the clearing referred to in paragraph 2, or as a result of any errors of omissions made by the Issuer in connection with the communications referred to in paragraph 1.

       (b) On the settlement date, the clearing shall credit the Issuer's or its domiciliary agent's Securities account in accordance with the procedures established by the regulations of the clearing.

       (c) At the latest on the settlement date, the Issuer or its domiciliary agent shall distribute the amount of Securities purchased by all subscribers among the latter in accordance with the customary clearing regulations.


4. PAYMENT OF THE INTEREST UPON MATURITY AND THE REDEEMABLE CAPITAL ON SECURITIES DENOMINATED IN BELGIAN FRANCS

       (a) The interest on securities issued shall be payable by the clearing to the participants according to the periodicity determined by the Issuer on the basis of the date of interest and annual interest rate communicated by the Issuer pursuant to article 3 (a).

      (b) On the banking day prior to the maturity of the securities or the interest payment date, after the closing of the cash clearing house, the clearing shall automatically generate the notifications for the redemption of the securities or the interest due.

      (c) On the interest payment date, the cash account of the Issuer or where appropriate, of its domiciliary agent, shall be debited with the amount of the interest due.

            The cash accounts of the participants shall be credited with interest depending on the securities registered in the account with them, subject to the retention of the withholding tax where appropriate.

       (d) On the maturity date of the securities, the security accounts of account holders who hold matured securities shall be debited with the amount of the securities which have matured and which have been registered to the account.

            At the same time, the cash account of the Issuer or, as the case may be, of its domiciliary agent, shall be debited with the amount of the securities which have matured. The cash accounts of the participants shall be credited with the amount of the securities matured on the basis of the securities which have been registered to the account with them after the withholding tax has been retained where appropriate.

       (e) The Issuer undertakes to provide sufficient funds, if necessary through the intervention of its domiciliary agent, to repay in full all amounts due in principal and in interest.


5. PAYMENT OF MATURED INTEREST AND REDEEMABLE CAPITAL ON DEMATERIALIZED SECURITIES DENOMINATED IN FOREIGN CURRENCIES WITH THE EXCEPTION OF SECURITIES DENOMINATED IN ECU

       (a) The interest and principal due on dematerialized securities denominated in foreign currencies, with the exception of securities denominated in ECU shall be payable according to the terms and conditions specified in article 4.1. and where appropriate after retention of an amount corresponding to the withholding tax, by the Issuer or its domiciliary agent to the participants who maintain accounts in which these securities have been booked, on the basis of the amounts registered at the end of the third banking day preceding the interest payment date or the maturity date, as communicated to them by the clearing.

            On the maturity date, the cash account of the Issuer or of its domiciliary agent shall be debited in Belgian francs in favour of the clearing with the withholding tax amount owed to the Treasury under Article 8 of the law of August 6, 1993 relating to operations on certain securities and under the provisions of executive decrees governing the conversion into Belgian francs of income generated by securities denominated in foreign currencies.

       (b) The notifications relating to the redemption of securities shall be issued by the clearing in accordance with Article 4.2.

       (c)  Article 4.4 alinea 1 is applicable.


6.     BANK FEES

       For the clearing services for dematerialized securities, the Issuer shall pay the Bank a fee of 0.03 per thousand per annum for the securities denominated in Belgian francs and 0.02 per thousand per annum for the securities denominated in foreign currencies, with the exception of securities denominated in ECU, applied to each category of securities with the same features (same ISIN code), pro rata temporis on the basis of the amounts registered to the accounts.

       This fee shall be charged :

       (a) in Belgian francs, where appropriate on the basis of the indicative exchange rate published by the Bank for the currency(ies) concerned the last banking day of the month preceding the date of invoice;

       (b) in the first days of the month which follows the maturity date or the anniversary date of the subscription, where appropriate of the first tranche, depending on whether the security has a maturity of up to, or of over one year, or on the early redemption date;

       (c) by automatically debiting the cash account of the Issuer if it is a participant in the clearing, or by automatically debiting the cash account of its domiciliary agent.


7.     DEFAULT OF THE ISSUER

       (a) In case of default of the Issuer or of insufficient funds, any redemption at maturity or payment of interest due shall be postponed with full legal effect until a credit balance is provided for sufficient to allow the settlement in full of all cash payments due by the Issuer.

       (b) If the Issuer is represented by a domiciliary agent, the latter must be certain to notify the Bank of the Issuer's default or the lack of funds before 12.00 noon on the capital redemption date or the interest payment date.

            After this time limit, the settlement of the redemption or interest payment on the maturity date shall be deemed to have been accepted by the domiciliary agent, whose account shall be debited accordingly.

            The notice which is to be addressed to the Bank by the domiciliary agent shall be sent by registered mail with acknowledgement of receipt. In the case of an emergency, notification may be sent by Swift of fax, with confirmation to be sent within 24 hours by registered mail with acknowledgement of receipt. The Swift format shall be agreed in advance between the parties.

       (c) If an event involving the Issuer as described in article 85 of the clearing regulations occurs, all settlements, security redemptions or payment of interest due shall be automatically postponed without any formal notice.


8.     APPLICABLE LAW - JURISDICTION

       The present agreement is governed by Belgian law.

       The clearing's regulations shall apply to all matters not expressly covered by this agreement.

       The courts of Brussels shall have exclusive jurisdiction over any disputes concerning the interpretation or the execution of the present agreement.

       Drawn up in Brussels in three original copies.




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
For the Issuer





For the Bank





For the domiciliary agent




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